Exhibit 99.1

The Men’s Wearhouse, Inc.
     CORRECTION
For Immediate Release
MEN’S WEARHOUSE CORRECTS
QUARTERLY CASH DIVIDEND FIGURE
Quarterly dividend increased 28.6% from $0.07 to $0.09 per share
HOUSTON — January 27, 2010 — Men’s Wearhouse (NYSE: MW) announced that its Board of Directors declared a quarterly cash dividend of $0.09 per share on the Company’s common stock, payable on March 26, 2010 to shareholders of record at the close of business on March 16, 2010. The Company erroneously reported a 25% increase to $0.10 per share earlier today.
Founded in 1973, Men’s Wearhouse is one of North America’s largest specialty retailers of men’s apparel with 1,271 stores. The Men’s Wearhouse, Moores and K&G stores carry a full selection of designer, brand name and private label suits, sport coats, furnishings and accessories and Men’s Wearhouse and Tux stores carry a limited selection. Tuxedo rentals are available in the Men’s Wearhouse, Moores and Men’s Wearhouse and Tux stores.
For additional information on Men’s Wearhouse, please visit the company’s website at www.menswearhouse.com.
CONTACT:	Neill Davis, EVP & CFO, Men’s Wearhouse (281) 776-7000 Ken Dennard, DRG&E (713) 529-6600
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